The information in this pricing supplement is not complete and may be changed. We may not deliver these securities until a final pricing supplement is delivered. This pricing supplement and the accompanying prospectus and prospectus supplement do not constitute an offer to sell these securities and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                            Subject to completion, Pricing Supplement dated January 30, 2006

PROSPECTUS Dated January 25, 2006                                                           Pricing Supplement No. 15 to
PROSPECTUS SUPPLEMENT                                                              Registration Statement No. 333-131266
Dated January 25, 2006                                                                           Dated            , 2006
                                                                                                          Rule 424(b)(2)

                                                        $
                                                     Morgan Stanley

                                           GLOBAL MEDIUM-TERM NOTES, SERIES F
                                                 Senior Fixed Rate Notes
                                                 -----------------------
                                                 PLUS due March 20, 2007
                             Mandatorily Exchangeable for an Amount Payable in U.S. Dollars
                               Based on the Value of the PHLX Oil Service Sector(SM) Index

                                       Performance Leveraged Upside Securities(SM)
                                                      ("PLUS(SM)")

Unlike ordinary debt securities, the PLUS do not pay interest and do not guarantee any return of principal at maturity.
Instead, at maturity you will receive for each $10 principal amount of PLUS that you hold an amount in cash based upon the closing value of the PHLX Oil Service Sector(SM) Index at maturity.

o    The principal amount and issue price of each PLUS is $10.

o    We will not pay interest on the PLUS.

o    At maturity, if the final index value is greater than the initial index value, you will receive for each $10 principal amount of PLUS that you hold a payment equal to $10 plus the leveraged upside payment, which is equal to
     $10 multiplied by 200% of the percent increase in the value of the PHLX Oil Service Sector Index, subject to a maximum payment at maturity which is expected to be $12.50 to $12.70, or 125% to 127% of the issue price. The maximum payment at maturity will be determined on the day we price the PLUS for initial sale to the public. If the final index value is less than or equal to the initial index value, you will receive for each $10 principal amount of PLUS that you hold a payment at maturity equal to $10 multiplied by the index performance factor, which will be less than or equal to 1.0.

     o    The percent increase in the value of the PHLX Oil Service Sector Index will be equal to (i) the final index value minus the initial index value divided by (ii) the initial index value.

     o    The index performance factor will be equal to (i) the final index value divided by (ii) the initial index value.

     o    The initial index value is , the closing value of the PHLX Oil Service Sector Index on the day we price the
          PLUS for initial sale to the public.

     o    The final index value will equal the closing value of the PHLX Oil Service Sector Index on the second scheduled trading day prior to the maturity date, which we refer to as the index valuation date.

o    Investing in the PLUS is not equivalent to investing in the PHLX Oil Service Sector Index or its component stocks.

o    We will apply to list the PLUS to trade under the proposed symbol "MPQ" on the American Stock Exchange LLC, which we refer to as the AMEX, but it is not possible to predict whether the PLUS will meet the AMEX listing requirements or whether any secondary market for the PLUS will develop.

o    The CUSIP number for the PLUS is 61747Y378.

You should read the more detailed description of the PLUS in this pricing supplement. In particular, you should review and understand the descriptions in "Summary of Pricing Supplement" and "Description of PLUS."

The PLUS are riskier than ordinary debt securities. See "Risk Factors" beginning on PS-7.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this pricing supplement is truthful or complete. Any representation to the contrary is a criminal offense.

                                              ----------------------------
                                                   PRICE $10 PER PLUS
                                              ----------------------------

                                                               Price to               Agent's             Proceeds to
                                                                Public            Commissions(1)            Company
                                                             ------------        ----------------       ----------------
Per PLUS............................................               $                     $                     $
Total...............................................               $                     $                     $

-----------------------------
(1)  For additional information see "Supplemental Information Concerning Plan of Distribution" in this pricing supplement.

                                                     MORGAN STANLEY

     For a description of certain restrictions on offers, sales and deliveries of the PLUS and on the distribution of this pricing supplement and the accompanying prospectus supplement and prospectus relating to the PLUS, see the section of this pricing supplement called "Description of PLUS-Supplemental Information Concerning Plan of Distribution."

     No action has been or will be taken by us, the Agent or any dealer that would permit a public offering of the PLUS or possession or distribution of this pricing supplement or the accompanying prospectus supplement or prospectus in any jurisdiction, other than the United States, where action for that purpose is required. Neither this pricing supplement nor the accompanying prospectus supplement and prospectus may be used for the purpose of an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

     The PLUS have not been and will not be registered with the Comissao de Calores Mobiliarios (The Brazilian
Securities Commission). The PLUS may not be offered or sold in the Federative Republic of Brazil ("Brazil") except in circumstances which do not constitute a public offering or distribution under Brazilian laws and regulations.

     The PLUS have not been registered with the Superintendencia de Valores y Seguros in Chile and may not be offered or sold publicly in Chile. No offer, sales or deliveries of the PLUS or distribution of this pricing supplement or the accompanying prospectus supplement or prospectus, may be made in or from Chile except in circumstances which will result in compliance with any applicable Chilean laws and regulations.

     No action has been taken to permit an offering of the PLUS to the public in Hong Kong as the PLUS have not been authorized by the Securities and Futures Commission of Hong Kong and, accordingly, no advertisement, invitation or document relating to the PLUS, whether in Hong Kong or elsewhere, shall be issued, circulated or distributed which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong other than (i) with respect to the PLUS which are or are intended to be disposed of only to persons outside Hong Kong or only to professional investors within the meaning of the Securities and Futures Ordinance (Cap. 571) of Hong Kong ("SFO") and
any rules made thereunder or (ii) in circumstances that do not constitute an invitation to the public for the purposes of the SFO.

     The PLUS have not been registered with the National Registry of Securities maintained by the Mexican National
Banking and Securities Commission and may not be offered or sold publicly in Mexico. This pricing supplement and the accompanying prospectus supplement and prospectus may not be publicly distributed in Mexico.

     The Agent and each dealer represent and agree that they will not offer or sell the PLUS nor make the PLUS the subject of an invitation for subscription or purchase, nor will they circulate or distribute the Information Memorandum or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the PLUS, whether directly or indirectly, to persons in Singapore other than:

          (a) an institutional investor (as defined in section 4A of the Securities and Futures Act (Chapter 289 of
     Singapore (the "SFA"));

          (b) an accredited investor (as defined in section 4A of the SFA), and in accordance with the conditions, specified in Section 275 of the SFA;

          (c) a person who acquires the PLUS for an aggregate consideration of not less than Singapore dollars Two
     Hundred Thousand (S$200,000) (or its equivalent in a foreign currency) for each transaction, whether such amount is paid for in cash, by exchange of shares or other assets, unless otherwise permitted by law; or

          (d) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the
     SFA.

                                                          PS-2

                                              SUMMARY OF PRICING SUPPLEMENT

     The following summary describes the PLUS(SM) we are offering to you in general terms only. You should read the summary together with the more detailed information that is contained in the rest of this pricing supplement and in the accompanying prospectus and prospectus supplement. You should carefully consider, among other things, the matters set forth in "Risk Factors."

     The PLUS offered are medium-term debt securities of Morgan Stanley. The return on the PLUS at maturity is based on the value of the PHLX Oil Service Sector Index.

     "PHLX Oil Service Sector(SM)" and "OSX(SM)" are service marks of the Philadelphia Stock Exchange, Inc. and have been licensed for use by Morgan Stanley. "Performance Leveraged Upside Securities" and "PLUS" are our service marks.

Each PLUS costs $10              We, Morgan Stanley, are offering Performance Leveraged Upside Securities(SM) due
                                 March 20, 2007, Mandatorily Exchangeable for an Amount Payable in U.S. Dollars
                                 Based on the Value of the PHLX Oil Service Sector(SM) Index, which we refer to as the
                                 PLUS.  The principal amount and issue price of each PLUS is $10.

                                 The original issue price of the PLUS includes the agent's commissions paid with respect to the PLUS and the cost of hedging our obligations under the PLUS.  The cost of hedging includes the projected profit that our subsidiaries may realize in consideration for assuming the risks inherent in managing the hedging transactions.  The fact that the original issue price of the PLUS includes these commissions and hedging costs is expected to adversely affect the secondary market prices of the PLUS.  See "Risk Factors--The inclusion of commissions and projected profit from hedging in the original issue price is likely to adversely affect secondary market prices" and "Description of PLUS--Use of Proceeds and Hedging."

No guaranteed return of          Unlike ordinary debt securities, the PLUS do not pay interest and do not guarantee
principal; no interest           any return of principal at maturity.  If the final index value is less than the initial index value, we will pay to you an amount in cash per PLUS that is less than the $10 issue price of each PLUS by an amount proportionate to the decrease in the value of the PHLX Oil Service Sector Index.  The initial index value is
                                           , the closing value of the PHLX Oil Service Sector Index on the day we price the PLUS for initial sale to the public.  The final index value will be the closing value of the PHLX Oil Service Sector Index on the second scheduled trading day prior to the maturity date, which we refer to as the index valuation date.  If a market disruption event occurs on the scheduled index valuation date or the scheduled index valuation date is not otherwise a trading day, the maturity date will be postponed until the second scheduled trading day following the index valuation date as postponed.

Payment at maturity based on     At maturity, you will receive for each $10 principal amount of PLUS that you hold
the PHLX Oil Service Sector      an amount in cash based upon the value of the PHLX Oil Service Sector Index,
Index                            determined as follows:

                                 o    If the final index value is greater than the initial index value, you will receive for each $10 principal amount of PLUS that you hold a payment at maturity equal to:

                                                          PS-3

                                         $10    +    leveraged upside payment,

                                      subject to a maximum payment at maturity of $12.50 to $12.70, or 125% to 127%
                                      of the issue price,

                                      where,

                                         leveraged upside payment  =  $10  x  200%  x  index percent increase

                                      and

                                                                    final index value - initial index value
                                         index percent increase  =  ---------------------------------------
                                                                               initial index value

                                 o    If the final index value is less than or equal to the initial index value,  you will receive for each $10  principal  amount of PLUS that you hold a payment at maturity equal to:

                                         $10  x  index performance factor

                                      where,

                                                                        final index value
                                         index performance factor   =  -------------------
                                                                       initial index value

                                      Because the index performance factor will be less than or equal to 1.0, this payment will be less than or equal to $10.

                                 On PS-6, we have provided a graph titled "Hypothetical Payouts on the PLUS at
                                 Maturity," which illustrates the performance of the PLUS at maturity over a range of hypothetical percentage changes in the index.  The graph does not show every situation that may occur.

                                 You can review the historical values of the PHLX Oil Service Sector Index in the section of this pricing supplement called "Description of PLUS--Historical
                                 Information."  The payment of dividends on the stocks that underlie the PHLX Oil
                                 Service Sector Index is not reflected in the level of the PHLX Oil Service Sector
                                 Index and, therefore, has no effect on the calculation of the payment at maturity.

                                 Investing in the PLUS is not equivalent to investing in the PHLX Oil Service Sector
                                 Index or its component stocks.

Your return on the PLUS is       The return investors realize on the PLUS is limited by the maximum payment at
limited by the maximum payment   maturity.  The maximum payment at maturity of each PLUS is expected to be $12.50 to
at maturity                      $12.70, or 125% to 127% of the issue price.  The maximum payment at maturity will be determined on the day we price the PLUS for initial sale to the public.
                                 Although the leverage factor provides 200% exposure to any increase in value of the
                                 PHLX Oil Service Sector Index at maturity, because the payment at maturity will be limited to 125% to 127% of the issue price of the PLUS, the percentage exposure provided by the leverage factor is progressively reduced as the final index value exceeds 112.5% to 113.5% of the initial index value.  See "Hypothetical Payouts on the PLUS at Maturity" on PS-6.

                                                          PS-4

You may revoke your offer to     We are using this pricing supplement to solicit from you an offer to purchase the
purchase the PLUS prior to our   PLUS.  You may revoke your offer to purchase the PLUS at any time prior to the time
acceptance                       at which we accept such offer by notifying the relevant agent.  We reserve the right to change the terms of, or reject any offer to purchase, the PLUS prior to their issuance.  In the event of any material changes to the terms of the PLUS, we will notify you.

MS & Co. will be the             We have appointed our affiliate, Morgan Stanley & Co. Incorporated or its
Calculation Agent                successors, which we refer to as MS & Co., to act as calculation agent for JPMorgan
                                 Chase Bank, N.A. (formerly known as JPMorgan Chase Bank), the trustee for our senior notes.  As calculation agent, MS & Co. will determine the initial index value, the final index value, the percentage change in the PHLX Oil Service Sector
                                 Index, the payment to you at maturity and whether a market disruption event has occurred.

Where you can find more          The PLUS are senior notes issued as part of our Series F medium-term note program.
information on the PLUS          You can find a general description of our Series F medium-term note program in the accompanying prospectus supplement dated January 25, 2006.  We describe the basic features of this type of note in the sections of the prospectus supplement called
                                 "Description of Notes--Fixed Rate Notes" and "--Exchangeable Notes."

                                 Because this is a summary, it does not contain all of the information that may be important to you.  For a detailed description of the terms of the PLUS, you should read the "Description of PLUS" section in this pricing supplement.  You should also read about some of the risks involved in investing in PLUS in the section called
                                 "Risk Factors."  The tax treatment of investments in index-linked notes such as these differ from that of investments in ordinary debt securities.  See the section of this pricing supplement called "Description of PLUS--United States Federal Income
                                 Taxation."  We urge you to consult with your investment, legal, tax, accounting and other advisors with regard to any proposed or actual investment in the PLUS.

How to reach us                  You may contact your local Morgan Stanley branch office or our principal executive offices at 1585 Broadway, New York, New York 10036 (telephone number
                                 (212) 761-4000).

                                                          PS-5

                                      HYPOTHETICAL PAYOUTS ON THE PLUS AT MATURITY

     For each PLUS, the following graph illustrates the payment at maturity on the PLUS for a range of hypothetical percentage changes in the index. The PLUS Zone illustrates the leveraging effect of the leverage factor taking into account the maximum payment at maturity. The graph is based on the following hypothetical terms:

     o    Issue Price per PLUS: $10.00

     o    Initial Index Value: 220

     o    Leverage Factor: 200%

     o    Maximum Payment at Maturity: $12.60 (126% of the Issue Price)

     Where the final index value is greater than the initial index value, the payment at maturity on the PLUS reflected in the graph below is greater than the $10 principal amount per PLUS, but in all cases is subject to the maximum payment at maturity. Where the final index value is less than or equal to the initial index value, the payment at maturity on the PLUS reflected in the graph below is less than the $10 principal amount per PLUS.

     In the hypothetical example below you will realize the maximum payment at maturity at a final index value of approximately 113% of the hypothetical initial index value. For example, if the hypothetical initial index value were equal to 220, you would realize the maximum payment at maturity at a final index value of approximately 249. In addition, you will not share in the performance of the index at final index values above 126% of the hypothetical initial index value, or approximately 277.

The PHLX Oil Service Sector Index
The PLUS
$14.00
$13.00
$12.00
$11.00
$10.00
$9.00
$8.00
$7.00
$6.00
Payment at Maturity on the PLUS
$12.60 Maximum Payment at Maturity
PLUS Zone
$10.00 Issue Price
-40%
-30%
-20%
-10%
0%
10%
20%
30%
40%
13%
26%
Percentage Change in Final Index Value

                                                          PS-6

                                                      RISK FACTORS

     The PLUS are not secured debt, are riskier than ordinary debt securities and, unlike ordinary debt securities, the
PLUS do not pay interest or guarantee any return of principal at maturity. The return investors realize on the PLUS is limited by the maximum payment at maturity. This section describes the most significant risks relating to the PLUS. You should carefully consider whether the PLUS are suited to your particular circumstances before you decide to purchase them.

PLUS do not pay interest or      The terms of the PLUS differ from those of ordinary debt securities in that we will
guarantee return of principal    not pay you interest on the PLUS or guarantee to pay you the principal amount of the PLUS at maturity.  Instead, at maturity you will receive for each $10 principal amount of PLUS that you hold an amount in cash based upon the final index value. If the final index value is greater than the initial index value, you will receive an amount in cash equal to $10 plus the leveraged upside payment, subject to a maximum payment at maturity of $12.50 to $12.70, or 125% to 127% of the issue price.  The maximum payment at maturity will be determined on the day we price the PLUS for initial sale to the public.  If the final index value is less than the initial index value, you will lose money on your investment; you will receive an amount in cash that is less than the $10 issue price of each PLUS by an amount proportionate to the decrease in the value of the PHLX Oil Service Sector Index.  See
                                 "Hypothetical Payouts on the PLUS at Maturity" on PS-6.

Your appreciation                The appreciation potential of the PLUS is limited by the maximum payment at
potential is limited             maturity of $12.50 to $12.70, or 125% to 127% of the issue price.  As a result, you will not share in any appreciation of the PHLX Oil Service Sector Index above 125%
                                 to 127% of the value of the PHLX Oil Service Sector Index on the day we price the
                                 PLUS for initial sale to the public.  Although the leverage factor provides 200%
                                 exposure to any increase in the value of the PHLX Oil Service Sector Index at maturity, because the payment at maturity will be limited to 125% to 127% of the issue price for each PLUS, the percentage exposure provided by the leverage factor is progressively reduced as the final index value exceeds 112.5% to 113.5% of the initial index value.  See "Hypothetical Payouts on the PLUS at Maturity" on PS-6.

Secondary trading may be         There may be little or no secondary market for the PLUS.  Although we will apply to
limited                          list the PLUS on the American Stock Exchange LLC, we may not meet the requirements for listing and do not expect to announce whether or not we will meet such requirements prior to the pricing of the PLUS.  Even if there is a secondary market, it may not provide significant liquidity.  MS & Co. currently intends to act as a market maker for the PLUS but is not required to do so.  If at any time MS
                                 & Co. were to cease acting as a market maker, it is likely that there would be significantly less liquidity in the secondary market, in which case the price at which you would be able to sell your PLUS would likely be lower than if an active market existed. If the PLUS are not listed on any securities exchange and MS & Co.
                                 were to cease acting as a market maker, it is likely that there would be no secondary market for the PLUS.

Market price of the PLUS may     Several factors, many of which are beyond our control, will influence the value of
be influenced by many            the PLUS in the secondary market and the price at which MS & Co. may be willing to
unpredictable factors            purchase or sell the PLUS in the secondary market, including:

                                 o    the value of the PHLX Oil Service Sector Index at any time

                                 o    the volatility (frequency and magnitude of changes in value) of the PHLX Oil
                                      Service Sector Index

                                                          PS-7

                                 o    interest and yield rates in the market

                                 o    the dividend rate on the stocks underlying the PHLX Oil Service Sector Index

                                 o    geopolitical conditions and economic, financial, political, regulatory or judicial events that affect the securities underlying the PHLX Oil Service
                                      Sector Index or stock markets generally and which may affect the final index value

                                 o    the time remaining until the PLUS mature

                                 o    our creditworthiness

                                 Some or all of these factors will influence the price you will receive if you sell your PLUS prior to maturity.  For example, you may have to sell your PLUS at a substantial discount from the principal amount if at the time of sale the PHLX Oil
                                 Service Sector Index is at or below the initial index value.

                                 You cannot predict the future performance of the PHLX Oil Service Sector Index based on its historical performance.  The value of the PHLX Oil Service Sector
                                 Index may decrease so that you will receive at maturity a payment that is less than the principal amount of the PLUS by an amount proportionate to the decrease in the value of the PHLX Oil Service Sector Index.  In addition, there can be no assurance that the value of the PHLX Oil Service Sector Index will increase so that you will receive at maturity an amount in excess of the principal amount of the PLUS.  Nor can there be any assurance that the value of the PHLX Oil Service Sector Index will not increase beyond 125% to 127% of the initial index value, in which case you will only receive the maximum payment at maturity.  You will no longer share in the performance of the PHLX Oil Service Sector Index at index values above 125% to 127%
                                 of the initial index value.

The inclusion of commissions     Assuming no change in market conditions or any other relevant factors, the price,
and projected profit from        if any, at which MS & Co. is willing to purchase PLUS in secondary market
hedging in the original issue    transactions will likely be lower than the original issue price, since the original
price is likely to adversely     issue price included, and secondary market prices are likely to exclude,
affect secondary market prices   commissions paid with respect to the PLUS, as well as the projected profit included in the cost of hedging our obligations under the PLUS.  In addition, any such prices may differ from values determined by pricing models used by MS & Co., as a result of dealer discounts, mark-ups or other transaction costs.

Adjustments to the PHLX Oil      The Philadelphia Stock Exchange, Inc., which we refer to as the PHLX, is
Service Sector Index could       responsible for calculating and maintaining the PHLX Oil Service Sector Index.  The
adversely affect the value of    PHLX can add, delete or substitute the stocks underlying the PHLX Oil Service
the PLUS                         Sector Index or make other methodological changes that could change the value of the PHLX Oil Service Sector Index.  Any of these actions could adversely affect the value of the PLUS.

                                 The PHLX may discontinue or suspend calculation or publication of the PHLX Oil
                                 Service Sector Index at any time.  In these circumstances, MS & Co., as the calculation agent, will have the sole discretion to substitute a successor index that is comparable to the discontinued PHLX Oil Service Sector Index.  MS & Co.
                                 could have an economic interest that is different than that of investors in the
                                 PLUS insofar as, for example, MS & Co. is not precluded from considering indices that are calculated and published by MS & Co. or any of its affiliates.  If MS &
                                 Co. determines that there is no appropriate successor index, at maturity the payout on the PLUS will be an amount based on the closing prices at maturity of the stocks underlying the PHLX Oil Service Sector Index at the time of such discontinuance,

                                                          PS-8

                                 without rebalancing or substitution, computed by the calculation agent in accordance with the formula for calculating the PHLX Oil Service Sector Index last in effect prior to discontinuance of the PHLX Oil Service Sector Index.

The economic interests of the    The economic interests of the calculation agent and other affiliates of ours are
calculation agent and other      potentially adverse to your interests as an investor in the PLUS.
affiliates of ours are
potentially adverse to your      As calculation agent, MS & Co. will determine the initial index value and the final
interests                        index value, and calculate the amount of cash, if any, you will receive at maturity.  Determinations made by MS & Co., in its capacity as calculation agent, including with respect to the occurrence or non-occurrence of market disruption events and the selection of a successor index or calculation of any index closing value in the event of a discontinuance of the PHLX Oil Service Sector Index, may affect the payout to you at maturity.  See the sections of this pricing supplement called "Description of PLUS--Market Disruption Event" and "--Discontinuance of the
                                 PHLX Oil Service Sector Index; Alteration of Method of Calculation."

                                 The original issue price of the PLUS includes the agent's commissions and certain costs of hedging our obligations under the PLUS.  The subsidiaries through which we hedge our obligations under the PLUS expect to make a profit.  Since hedging our obligations entails risk and may be influenced by market forces beyond our or our subsidiaries' control, such hedging may result in a profit that is more or less than initially projected.

Investing in the PLUS is not     Investing in the PLUS is not equivalent to investing in the PHLX Oil Service Sector
equivalent to investing in the   Index or its component stocks.  As an investor in the PLUS, you will not have
PHLX Oil Service Sector Index    voting rights or rights to receive dividends or other distributions or any other rights with respect to the stocks that underlie the PHLX Oil Service Sector Index.

Hedging and trading activity     We expect that MS & Co. and other affiliates of ours will carry out hedging
by the calculation agent and     activities related to the PLUS (and possibly to other instruments linked to the
its affiliates could             PHLX Oil Service Sector Index or its component stocks), including trading in the
potentially adversely affect     stocks underlying the PHLX Oil Service Sector Index as well as in other instruments
the value of the PLUS            related to the PHLX Oil Service Sector Index.  MS & Co. and some of our other subsidiaries also trade the stocks underlying the PHLX Oil Service Sector Index and other financial instruments related to the PHLX Oil Service Sector Index and the stocks underlying the PHLX Oil Service Sector Index on a regular basis as part of their general broker-dealer and other businesses.  Any of these hedging or trading activities on or prior to the day we price the PLUS for initial sale to the public could potentially increase the initial index value and, therefore, the value at which the PHLX Oil Service Sector Index must close on the index valuation date before you receive a payment at maturity that exceeds the principal amount of the
                                 PLUS.  Additionally, such hedging or trading activities during the term of the PLUS could potentially affect the value of the PHLX Oil Service Sector Index on the index valuation date and, accordingly, the amount of cash you will receive at maturity.

Because the characterization     You should also consider the U.S. federal income tax consequences of investing in
of the PLUS for U.S. federal     the PLUS.  There is no direct legal authority as to the proper tax treatment of the
income tax purposes is           PLUS, and consequently our counsel is unable to render an opinion as to their
uncertain, the material U.S.     proper characterization for U.S. federal income tax purposes.  Significant aspects
federal income tax               of the tax treatment of the PLUS are uncertain. Pursuant to the terms of the PLUS,
consequences of an investment    you have agreed with us to treat a PLUS as a single financial contract, as
in the PLUS are uncertain        described in the section of this pricing supplement called "Description of
                                 PLUS--United States Federal Income Taxation--General."  If the Internal Revenue
                                 Service (the "IRS") were successful in asserting an alternative characterization for the PLUS, the timing and character of income or loss with respect to the PLUS may differ.  We do not plan to request a ruling from the IRS regarding the tax treatment of the PLUS, and

                                                          PS-9

                                 the IRS or a court may not agree with the tax treatment described in this pricing supplement. Please read carefully the section of this pricing supplement called
                                 "Description of PLUS--United States Federal Income Taxation."

                                 If you are a non-U.S. investor, please also read the section of this pricing supplement called "Description of PLUS--United States Federal Income
                                 Taxation--Non-U.S. Holders."

                                 You are urged to consult your own tax advisors regarding all aspects of the U.S.
                                 federal tax consequences of investing in the PLUS as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

                                                         PS-10

                                                   DESCRIPTION OF PLUS

     Terms not defined herein have the meanings given to such terms in the accompanying prospectus supplement. The term
"PLUS" refers to each $10 principal amount of our PLUS due March 20, 2007, Mandatorily Exchangeable for an Amount
Payable in U.S. Dollars Based on the Value of the PHLX Oil Service Sector(SM) Index. In this pricing supplement, the terms "we," "us" and "our" refer to Morgan Stanley.

Aggregate Principal
  Amount...................   $

Original Issue Date
(Settlement Date)..........            , 2006

Maturity Date..............   March 20, 2007, subject to extension in accordance with the following paragraph in the event of a Market Disruption Event on the scheduled Index Valuation Date.

                              If due to a Market Disruption Event or otherwise, the Index Valuation Date is postponed so that it falls less than two scheduled Trading Days prior to the scheduled Maturity Date, the Maturity Date will be the second scheduled Trading Day following the Index Valuation
                              Date as postponed. See "--Index Valuation Date" below.

Issue Price................   $10 per PLUS

Denominations..............   $10 and integral multiples thereof

CUSIP Number...............   61747Y378

Interest Rate..............   None

Specified Currency.........   U.S. dollars

Payment at Maturity........   At maturity, upon delivery of the PLUS to the Trustee, we will pay with respect to the $10 principal amount of each PLUS an amount in cash equal to (i) if the Final Index Value is greater than the Initial Index Value, the lesser of (a) $10 plus the Leveraged Upside
                              Payment and (b) the Maximum Payment at Maturity or (ii) if the Final Index Value is less than or equal to the Initial Index Value, $10 times the Index Performance Factor. See
                              "--Discontinuance of the PHLX Oil Service Sector Index; Alteration of Method of
                              Calculation" below.

                              We shall, or shall cause the Calculation Agent to, (i) provide written notice to the
                              Trustee and to The Depository Trust Company, which we refer to as DTC, of the amount of cash to be delivered with respect to the $10 principal amount of each PLUS, on or prior to
                              10:30 a.m. on the Trading Day preceding the Maturity Date (but if such Trading Day is not a Business Day, prior to the close of business on the Business Day preceding the Maturity
                              Date), and (ii) deliver the aggregate cash amount due with respect to the PLUS to the
                              Trustee for delivery to DTC, as holder of the PLUS, on the Maturity Date. We expect such amount of cash will be distributed to investors on the Maturity Date in accordance with the standard rules and procedures of DTC and its direct and indirect participants. See
                              "--Book Entry Note or Certificated Note" below, and see "The Depositary" in the accompanying prospectus supplement.

                                                         PS-11

Maximum Payment at
  Maturity.................   $12.50 to $12.70. The Maximum Payment at Maturity will be determined on the day we price the PLUS for initial sale to the public.

Leveraged Upside Payment...   The product of (i) $10 and (ii) 200% and (iii) the Index Percent Increase.

Index Percent Increase.....   A fraction, the numerator of which is the Final Index Value minus the Initial Index Value and the denominator of which is the Initial Index Value.

Index Performance Factor...   A fraction, the numerator of which is the Final Index Value and the denominator of which is the Initial Index Value.

Initial Index Value........                ,  the Index Closing Value on the day we price the PLUS for initial sale to the public.

Index Closing Value........   The Index Closing Value on any Trading Day will equal the closing value of the PHLX Oil
                              Service Sector Index or any Successor Index (as defined under "--Discontinuance of the
                              PHLX Oil Service Sector Index; Alteration of Method of Calculation" below) published at the regular weekday close of trading on that Trading Day. In certain circumstances, the
                              Index Closing Value will be based on the alternate calculation of the PHLX Oil Service
                              Sector Index described under "--Discontinuance of the PHLX Oil Service Sector Index;
                              Alteration of Method of Calculation."

Final Index Value..........   The Index Closing Value of the PHLX Oil Service Sector Index on the Index Valuation Date.

Index Valuation Date.......   The Index Valuation Date will be the second scheduled Trading Day prior to the Maturity
                              Date, subject to adjustment for Market Disruption Events as described in the following paragraph.

                              If there is a Market Disruption Event on the scheduled Index Valuation Date or if the scheduled Index Valuation Date is not otherwise a Trading Day, the Index Valuation Date will be the immediately succeeding Trading Day during which no Market Disruption Event shall have occurred.

Trading Day................   A day, as determined by the Calculation Agent, on which trading is generally conducted on the New York Stock Exchange, Inc. ("NYSE"), the American Stock Exchange LLC ("AMEX"), the
                              Nasdaq National Market, the Chicago Mercantile Exchange, the Philadelphia Stock Exchange
                              and the Chicago Board of Options Exchange and in the over-the-counter market for equity securities in the United States.

Book Entry Note or
  Certificated Note........   Book Entry. The PLUS will be issued in the form of one or more fully registered global securities which will be deposited with, or on behalf of, DTC and will be registered in the name of a nominee of DTC. DTC's nominee will be the only registered holder of the
                              PLUS. Your beneficial interest in the PLUS will be evidenced solely by entries on the books of the securities intermediary acting on your behalf as a direct or indirect participant in DTC. In this

                                                         PS-12

                              pricing supplement, all references to payments or notices to you will mean payments or notices to DTC, as the registered holder of the PLUS, for distribution to participants in accordance with DTC's procedures. For more information regarding DTC and book entry notes, please read "The Depositary" in the accompanying prospectus supplement and "Form of
                              Securities--Global Securities--Registered Global Securities" in the accompanying prospectus.

Senior Note or
  Subordinated Note........   Senior

Trustee....................   JPMorgan Chase Bank, N.A. (formerly known as JPMorgan Chase Bank)

Agent......................   Morgan Stanley & Co. Incorporated and its successors ("MS & Co.")

Calculation Agent..........   MS & Co.

                              All determinations made by the Calculation Agent will be at the sole discretion of the
                              Calculation Agent and will, in the absence of manifest error, be conclusive for all purposes and binding on you, the Trustee and us.

                              All calculations with respect to the Payment at Maturity, if any, will be rounded to the nearest one hundred-thousandth, with five one-millionths rounded upward (e.g., .876545 would be rounded to .87655); all dollar amounts related to determination of the amount of cash payable per PLUS will be rounded to the nearest ten-thousandth, with five one hundred-thousandths rounded upward (e.g., .76545 would be rounded up to .7655); and all dollar amounts paid on the aggregate number of PLUS will be rounded to the nearest cent, with one-half cent rounded upward.

                              Because the Calculation Agent is our subsidiary, the economic interests of the Calculation
                              Agent and its affiliates may be adverse to your interests as an investor in the PLUS, including with respect to certain determinations and judgments that the Calculation Agent must make in determining the Initial Index Value, the Final Index Value or whether a
                              Market Disruption Event has occurred. See "--Discontinuance of the PHLX Oil Service Sector
                              Index; Alteration of Method of Calculation" and "--Market Disruption Event" below. MS &
                              Co. is obligated to carry out its duties and functions as Calculation Agent in good faith and using its reasonable judgment.

Market Disruption Event....   Market Disruption Event means, with respect to the PHLX Oil Service Sector Index:

                                   (i) the occurrence or existence of a suspension, absence or material limitation of trading of stocks then constituting 20 percent or more of the level of the PHLX Oil
                                   Service Sector Index (or the Successor Index) on the Relevant Exchanges for such securities for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session on such Relevant Exchange; or a breakdown

                                                         PS-13

                                   or failure in the price and trade reporting systems of any Relevant Exchange as a result of which the reported trading prices for stocks then constituting 20 percent or more of the level of the PHLX Oil Service Sector Index (or the Successor Index)
                                   during the last one-half hour preceding the close of the principal trading session on such Relevant Exchange are materially inaccurate; or the suspension, material limitation or absence of trading on any major U.S. securities market for trading in futures or options contracts or exchange traded funds related to the PHLX Oil Service
                                   Sector Index (or the Successor Index) for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session on such market, in each case as determined by the Calculation Agent in its sole discretion;
                                   and

                                   (ii) a determination by the Calculation Agent in its sole discretion that any event described in clause (i) above materially interfered with our ability or the ability of any of our affiliates to unwind or adjust all or a material portion of the hedge position with respect to the PLUS.

                              For the purpose of determining whether a Market Disruption Event exists at any time, if trading in a security included in the PHLX Oil Service Sector Index is materially suspended or materially limited at that time, then the relevant percentage contribution of that security to the level of the PHLX Oil Service Sector Index shall be based on a comparison of (x) the portion of the value of the PHLX Oil Service Sector Index attributable to that security relative to (y) the overall value of the PHLX Oil Service
                              Sector Index, in each case immediately before that suspension or limitation.

                              For the purpose of determining whether a Market Disruption Event has occurred: (1) a limitation on the hours or number of days of trading will not constitute a Market
                              Disruption Event if it results from an announced change in the regular business hours of the relevant exchange or market, (2) a decision to permanently discontinue trading in the relevant futures or options contract or exchange traded fund will not constitute a Market
                              Disruption Event, (3) limitations pursuant to the rules of any Relevant Exchange similar to NYSE Rule 80A (or any applicable rule or regulation enacted or promulgated by any other self-regulatory organization or any government agency of scope similar to NYSE Rule 80A as determined by the Calculation Agent) on trading during significant market fluctuations will constitute a suspension, absence or material limitation of trading, (4) a suspension of trading in futures or options contracts on the PHLX Oil Service Sector Index by the primary securities market trading in such contracts by reason of (a) a price change exceeding limits set by such securities exchange or market, (b) an imbalance of orders relating to such contracts or (c) a disparity in bid and ask quotes relating to such contracts will constitute a suspension, absence or material limitation of trading in futures or options contracts related to the PHLX Oil Service Sector Index and (5) a
                              "suspension, absence or material limitation of trading" on any

                                                         PS-14

                              Relevant Exchange or on the primary market on which futures or options contracts related to the PHLX Oil Service Sector Index are traded will not include any time when such securities market is itself closed for trading under ordinary circumstances.

Relevant Exchange..........   Relevant Exchange means the primary U.S. organized exchange or market of trading for any security (or any combination thereof) then included in the PHLX Oil Service Sector Index or any Successor Index.

Alternate Exchange
  Calculation in Case of an
  Event of Default.........   In case an event of default with respect to the PLUS shall have occurred and be continuing, the amount declared due and payable per PLUS upon any acceleration of the PLUS
                              (an "Event of Default Acceleration") shall be determined by the Calculation Agent and shall be an amount in cash equal to the Payment at Maturity calculated using the Index
                              Closing Value as of the date of such acceleration as the Final Index Value.

                              If the maturity of the PLUS is accelerated because of an event of default as described above, we shall, or shall cause the Calculation Agent to, provide written notice to the
                              Trustee at its New York office, on which notice the Trustee may conclusively rely, and to
                              DTC of the cash amount due with respect to the PLUS as promptly as possible and in no event later than two Business Days after the date of acceleration.

The PHLX Oil Service
  Sector Index.............   We have derived all information contained in this pricing supplement regarding the PHLX
                              Oil Service Sector Index (the "Index"), including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. Such information reflects the policies of, and is subject to change by the Philadelphia Stock
                              Exchange, Inc., which we refer to as the "PHLX." The Index was developed by PHLX and is calculated, maintained and published by PHLX. We make no representation or warranty as to the accuracy or completeness of such information.

                              The Index is a price-weighted index composed of fifteen companies that provide oil drilling and production service, oil field equipment, support services and geophysical/reservoir services. The Index was set to an initial value of 75 on December
                              31, 1996 and options commenced trading on the Index on February 24, 1997.

                              The following is a list of companies included in the Index as of January 27, 2006, and their trading symbols:

                                  Schlumberger Ltd.                    SLB
                                  National Oilwell Varco, Inc.         NOV
                                  Smith International, Inc.            SII
                                  Weatherford Int'l, Inc.              WFT
                                  Cooper Cameron Corp.                 CAM
                                  Nabors Industries, Inc.              NBR
                                  Noble Corp.                          NE
                                  BJ Services Company                  BJS

                                                         PS-15

                                  Baker Hughes, Inc.                   BHI
                                  Transocean, Inc.                     RIG
                                  Halliburton Company                  HAL
                                  Tidewater, Inc.                      TDW
                                  Global Santa Fe Intl. Corp.          GSF
                                  Rowan Companies, Inc.                RDC
                                  Global Industries Ltd.               GLBL

                              The Index is calculated by adding the prices of the component stocks and dividing by the base market divisor, without any regard to capitalization. Typically, the higher priced and more volatile constituent issues will exert a greater influence over the movement of a price-weighted index. The Index value calculation is described by the following formula:

                                                        Sum of Component Prices
                                                        -----------------------
                                                          Base Market Divisor

                              To maintain the continuity of the Index, the divisor is adjusted to reflect non-market changes in the price of the component securities as well as changes in the composition of the Index. Changes which may result in divisor adjustments include but are not limited to stock splits, dividends, spin offs, certain rights issuances and mergers and acquisitions.

Discontinuance of the PHLX
  Oil Service Sector Index;
  Alteration of Method of
  Calculation..............   If the PHLX discontinues publication of the PHLX Oil Service Sector Index and the PHLX or
                              another entity (including MS & Co.) publishes a successor or substitute index that MS &
                              Co., as the Calculation Agent, determines, in its sole discretion, to be comparable to the discontinued PHLX Oil Service Sector Index (such index being referred to herein as a
                              "Successor Index"), then any subsequent Index Closing Value will be determined by reference to the published value of such Successor Index at the regular weekday close of trading on the Trading Day that any Index Closing Value is to be determined.

                              Upon any selection by the Calculation Agent of a Successor Index, the Calculation Agent
                              will cause written notice thereof to be furnished to the Trustee, to Morgan Stanley and to
                              DTC, as holder of the PLUS, within three Trading Days of such selection. We expect that such notice will be passed on to you, as a beneficial owner of the PLUS, in accordance with the standard rules and procedures of DTC and its direct and indirect participants.

                              If the PHLX discontinues publication of the PHLX Oil Service Sector Index prior to, and such discontinuance is continuing on, the Index Valuation Date or the date of acceleration and MS & Co., as the Calculation Agent, determines, in its sole discretion, that no
                              Successor Index is available at such time, then the Calculation Agent will determine the
                              Index Closing Value for such date. The Index Closing Value will be computed by the
                              Calculation Agent in accordance with the formula for calculating the PHLX Oil Service
                              Sector Index last in effect prior to such

                                                         PS-16

                              discontinuance, using the closing price (or, if trading in the relevant securities has been materially suspended or materially limited, its good faith estimate of the closing price that would have prevailed but for such suspension or limitation) at the close of the principal trading session of the Relevant Exchange on such date of each security most recently constituting the PHLX Oil Service Sector Index without any rebalancing or substitution of such securities following such discontinuance. Notwithstanding these alternative arrangements, discontinuance of the publication of the PHLX Oil Service Sector
                              Index may adversely affect the value of the PLUS.

                              If at any time the method of calculating the PHLX Oil Service Sector Index or a Successor
                              Index, or the value thereof, is changed in a material respect, or if the PHLX Oil Service
                              Sector Index or a Successor Index is in any other way modified so that such index does not, in the opinion of MS & Co., as the Calculation Agent, fairly represent the value of the PHLX Oil Service Sector Index or such Successor Index had such changes or modifications not been made, then, from and after such time, the Calculation Agent will, at the close of business in New York City on each date on which the Index Closing Value is to be determined, make such calculations and adjustments as, in the good faith judgment of the Calculation Agent, may be necessary in order to arrive at a value of a stock index comparable to the PHLX Oil Service Sector Index or such Successor Index, as the case may be, as if such changes or modifications had not been made, and the Calculation Agent will calculate the Final Index Value with reference to the PHLX Oil Service Sector Index or such Successor Index, as adjusted. Accordingly, if the method of calculating the PHLX Oil
                              Service Sector Index or a Successor Index is modified so that the value of such index is a fraction of what it would have been if it had not been modified (e.g., due to a split in the index), then the Calculation Agent will adjust such index in order to arrive at a value of the PHLX Oil Service Sector Index or such Successor Index as if it had not been modified (e.g., as if such split had not occurred).

Historical Information.....   The following table sets forth the published high and low Index Closing Values, as well as end-of-quarter Index Closing Values, of the PHLX Oil Service Sector Index for each quarter in the period from January 1, 2001 through January 27, 2006. The Index Closing Value on
                              January 27, 2006 was 217.18. We obtained the information in the table below from Bloomberg
                              Financial Markets, without independent verification. The historical values of the PHLX Oil
                              Service Sector Index should not be taken as an indication of future performance, and no assurance can be given as to the level of the PHLX Oil Service Sector Index on the Index
                              Valuation Date. The level of the PHLX Oil Service Sector Index may decrease so that you will receive a payment at maturity that is less than the principal amount of the PLUS. We cannot give you any assurance that the level of the PHLX Oil Service Sector Index will increase so that at maturity you will receive a payment in excess of the principal amount of the PLUS. Nor can we give you any assurance that the value of the PHLX

                                                         PS-17

                              Oil Service Sector Index will not increase beyond 125% to 127% of the Initial Index Value, in which case you will only receive the Maximum Payment at Maturity. Because your return is linked to the level of the PHLX Oil Service Sector Index at maturity, there is no guaranteed return of principal.

                              If the Final Index Value is less than the Initial Index Value, you will lose money on your investment.

                                                              High          Low     Period End
                                                             ------       ------    ----------
                              2001
                                First Quarter..........       137.40      111.80      114.65
                                Second Quarter.........       136.10       99.44       99.44
                                Third Quarter..........        99.17       59.38       65.42
                                Fourth Quarter.........        89.41       64.13       87.14
                              2002
                                First Quarter..........       103.75       75.14      102.41
                                Second Quarter.........       111.04       91.65       91.65
                                Third Quarter..........        93.00       69.85       76.32
                                Fourth Quarter.........        92.90       71.62       86.70
                              2003
                                First Quarter..........        90.70       78.46       84.40
                                Second Quarter.........       101.82       82.70       91.59
                                Third Quarter..........        92.76       83.07       87.67
                                Fourth Quarter.........        95.38       82.39       93.95
                              2004
                                First Quarter..........       110.63       92.50      103.51
                                Second Quarter.........       109.33       95.84      107.54
                                Third Quarter..........       121.93      101.76      120.79
                                Fourth Quarter.........       127.02      113.45      123.94
                              2005
                                First Quarter..........       145.26      118.26      139.31
                                Second Quarter.........       149.12      124.96      146.15
                                Third Quarter..........       178.64      146.51      175.93
                                Fourth Quarter.........       190.92      153.45      182.14
                              2006
                                First Quarter (through
                                   January 27, 2006....       219.71      191.58      217.18

Use of Proceeds and
  Hedging..................   The net proceeds we receive from the sale of the PLUS will be used for general corporate purposes and, in part, in connection with hedging our obligations under the PLUS through one or more of our subsidiaries. The original issue price of the PLUS includes the Agent's
                              Commissions (as shown on the cover page of this pricing supplement) paid with respect to the PLUS and the cost of hedging our obligations under the PLUS. The cost of hedging includes the projected profit that our subsidiaries expect to realize in consideration for assuming the risks inherent in managing the hedging transactions. Since hedging our obligations entails risk and may be influenced by market forces beyond our or our subsidiaries' control, such hedging may result in a profit that is more or less than initially projected, or could result in a loss. See also "Use of Proceeds" in the accompanying prospectus.

                              On or prior to the day we price the PLUS for initial sale to the public, we, through our subsidiaries or others, expect to hedge our anticipated exposure in connection with the
                              PLUS by taking

                                                         PS-18

                              positions in the stocks underlying the PHLX Oil Service Sector Index, in futures or options contracts on the PHLX Oil Service Sector Index or any Component Stocks listed on major securities markets or positions in any other available securities or instruments that we may wish to use in connection with such hedging. Such purchase activity could potentially increase the value of the PHLX Oil Service Sector Index, and therefore effectively increase the level at which the PHLX Oil Service Sector Index must close before you would receive at maturity a payment that exceeds the principal amount of the
                              PLUS. In addition, through our subsidiaries, we are likely to modify our hedge position throughout the life of the PLUS by purchasing and selling the stocks underlying the PHLX
                              Oil Service Sector Index, futures or options contracts on the PHLX Oil Service Sector
                              Index or any Component Stocks listed on major securities markets or positions in any other available securities or instruments that we may wish to use in connection with such hedging activities, including by selling any such securities or instruments on the Index
                              Valuation Date. We cannot give any assurance that our hedging activity will not affect the value of the PHLX Oil Service Sector Index and, therefore, adversely affect the value of the PLUS or the payment you will receive at maturity.

Supplemental Information
  Concerning Plan of
  Distribution.............   Under the terms and subject to the conditions contained in the U.S. distribution agreement referred to in the prospectus supplement under "Plan of Distribution," the Agent, acting as principal for its own account, has agreed to purchase, and we have agreed to sell, the principal amount of PLUS set forth on the cover of this pricing supplement. The Agent proposes initially to offer the PLUS directly to the public at the public offering price set forth on the cover page of this pricing supplement. The Agent may allow a concession not in excess of $ per PLUS to other dealers, which may include and Morgan Stanley DW
                              Inc., Morgan Stanley & Co. International Limited and Bank Morgan Stanley AG. We expect to
                              deliver the PLUS against payment therefor in New York, New York on       , 2006. After the
                              initial offering of the PLUS, the Agent may vary the offering price and other selling terms from time to time.

                              In order to facilitate the offering of the PLUS, the Agent may engage in transactions that stabilize, maintain or otherwise affect the price of the PLUS or the level of the PHLX Oil
                              Service Sector Index. Specifically, the Agent may sell more PLUS than it is obligated to purchase in connection with the offering or may sell individual stocks underlying the PHLX
                              Oil Service Sector Index it does not own, creating a naked short position in the PLUS or the individual stocks underlying the PHLX Oil Service Sector Index, respectively, for its own account. The Agent must close out any naked short position by purchasing the PLUS or the individual stocks underlying the PHLX Oil Service Sector Index in the open market. A naked short position is more likely to be created if the Agent is concerned that there may be downward pressure on the price of the PLUS or the individual stocks underlying the PHLX
                              Oil Service Sector Index in the open market after pricing that

                                                         PS-19

                              could adversely affect investors who purchase in the offering. As an additional means of facilitating the offering, the Agent may bid for, and purchase, PLUS or the individual stocks underlying the PHLX Oil Service Sector Index in the open market to stabilize the price of the PLUS. Any of these activities may raise or maintain the market price of the
                              PLUS above independent market levels or prevent or retard a decline in the market price of the PLUS. The Agent is not required to engage in these activities, and may end any of these activities at any time. An affiliate of the Agent has entered into a hedging transaction with us in connection with this offering of PLUS. See "--Use of Proceeds and
                              Hedging" above.

                              General

                              No action has been or will be taken by us, the Agent or any dealer that would permit a public offering of the PLUS or possession or distribution of this pricing supplement or the accompanying prospectus supplement or prospectus in any jurisdiction, other than the
                              United States, where action for that purpose is required. No offers, sales or deliveries of the PLUS, or distribution of this pricing supplement or the accompanying prospectus supplement or prospectus or any other offering material relating to the PLUS, may be made in or from any jurisdiction except in circumstances which will result in compliance with any applicable laws and regulations and will not impose any obligations on us, the Agent or any dealer.

                              The Agent has represented and agreed, and each dealer through which we may offer the PLUS has represented and agreed, that it (i) will comply with all applicable laws and regulations in force in each non-U.S. jurisdiction in which it purchases, offers, sells or delivers the PLUS or possesses or distributes this pricing supplement and the accompanying prospectus supplement and prospectus and (ii) will obtain any consent, approval or permission required by it for the purchase, offer or sale by it of the PLUS under the laws and regulations in force in each non-U.S. jurisdiction to which it is subject or in which it makes purchases, offers or sales of the PLUS. We shall not have responsibility for the
                              Agent's or any dealer's compliance with the applicable laws and regulations or obtaining any required consent, approval or permission.

                              Brazil

                              The PLUS have not been and will not be registered with the Comissao de Calores Mobiliarios
                              (The Brazilian Securities Commission). The PLUS may not be offered or sold in the
                              Federative Republic of Brazil ("Brazil") except in circumstances which do not constitute a public offering or distribution under Brazilian laws and regulations.

                              Chile

                              The PLUS have not been registered with the Superintendencia de Valores y Seguros in Chile and may not be offered or sold publicly in Chile. No offer, sales or deliveries of the
                              PLUS or

                                                         PS-20

                              distribution of this pricing supplement or the accompanying prospectus supplement or prospectus, may be made in or from Chile except in circumstances which will result in compliance with any applicable Chilean laws and regulations.

                              Hong Kong

                              No action has been taken to permit an offering of the PLUS to the public in Hong Kong as the PLUS have not been authorized by the Securities and Futures Commission of Hong Kong
                              and, accordingly, no advertisement, invitation or document relating to the PLUS, whether in Hong Kong or elsewhere, shall be issued, circulated or distributed which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong other than (i) with respect to the PLUS which are or are intended to be disposed of only to persons outside Hong Kong or only to professional investors within the meaning of the
                              Securities and Futures Ordinance (Cap. 571) of Hong Kong ("SFO") and any rules made thereunder or (ii) in circumstances that do not constitute an invitation to the public for the purposes of the SFO.

                              Mexico

                              The PLUS have not been registered with the National Registry of Securities maintained by the Mexican National Banking and Securities Commission and may not be offered or sold publicly in Mexico. This pricing supplement and the accompanying prospectus supplement and prospectus may not be publicly distributed in Mexico.

                              Singapore

                              The Agent and each dealer represent and agree that they will not offer or sell the PLUS nor make the PLUS the subject of an invitation for subscription or purchase, nor will they circulate or distribute the Information Memorandum or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the
                              PLUS, whether directly or indirectly, to persons in Singapore other than:

                              (a) an institutional investor (as defined in section 4A of the Securities and Futures Act
                              (Chapter 289 of Singapore (the "SFA"));

                              (b) an accredited investor (as defined in section 4A of the SFA), and in accordance with the conditions, specified in Section 275 of the SFA;

                              (c) a person who acquires the PLUS for an aggregate consideration of not less than
                              Singapore dollars Two Hundred Thousand (S$200,000) (or its equivalent in a foreign currency) for each transaction, whether such amount is paid for in cash, by exchange of shares or other assets, unless otherwise permitted by law; or

                              (d) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

                                                         PS-21

License Agreement between
  the PHLX and Morgan
  Stanley..................   PHLX and Morgan Stanley have entered into a non-exclusive license agreement providing license to Morgan Stanley, and certain of its affiliated and subsidiary companies, in exchange for a fee, of the right to use the PHLX Oil Service Sector Index, which is owned and published by PHLX, in connection with securities, including the PLUS.

                              The license agreement between PHLX and Morgan Stanley provides that the following language must be set forth in this pricing supplement:

                              PHLX Oil Service Sector(SM) Index (trading symbol: "OSX") (the "Index") is not sponsored, endorsed, sold or promoted by the PHLX. PHLX makes no representation or warranty, express or implied, to the owners of the Index or any member of the public regarding the advisability of investing in securities generally or in the Index particularly or the ability of the Index to track market performance. PHLX's only relationship to Licensee is the licensing of certain names and marks and of the Index, which is determined, composed and calculated without regard to the Licensee. PHLX has no obligation to take the needs of the Licensee or the owners of the Index into consideration in determining, composing or calculating the Index. PHLX is not responsible for and has not participated in any determination or calculation made with respect to the issuance or redemption of the Index.
                              PHLX has no obligation or liability in connection with the administration, purchase, sale, marketing, promotion or trading of the Index.

                              "PHLX Oil Service Sector Index(SM)" and "OSX(SM)" are service marks of the PHLX, and have been licensed for use by Morgan Stanley.

ERISA Matters for Pension
  Plans and Insurance
  Companies................   Each fiduciary of a pension, profit-sharing or other employee benefit plan subject to the
                              Employee Retirement Income Security Act of 1974, as amended ("ERISA") (a "Plan"), should consider the fiduciary standards of ERISA in the context of the Plan's particular circumstances before authorizing an investment in the PLUS. Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan.

                              In addition, we and certain of our subsidiaries and affiliates, including MS & Co. and
                              Morgan Stanley DW Inc. (formerly Dean Witter Reynolds Inc.) ("MSDWI"), may be each considered a "party in interest" within the meaning of ERISA, or a "disqualified person"
                              within the meaning of the Internal Revenue Code of 1986, as amended (the "Code"), with respect to many Plans, as well as many individual retirement accounts and Keogh plans
                              (also "Plans"). Prohibited transactions within the meaning of ERISA or the Code would likely arise, for example, if the PLUS are acquired by or with the assets of a Plan with respect to which MS & Co., MSDWI or any of their affiliates is a service

                                                         PS-22

                              provider or other party in interest, unless the PLUS are acquired pursuant to an exemption from the "prohibited transaction" rules. A violation of these prohibited transaction rules could result in an excise tax or other liabilities under ERISA and/or Section 4975 of the
                              Code for such persons, unless exemptive relief is available under an applicable statutory or administrative exemption.

                              The U.S. Department of Labor has issued five prohibited transaction class exemptions
                              ("PTCEs") that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the PLUS. Those class exemptions are PTCE 96-23
                              (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts), and PTCE 84-14 (for certain transactions determined by independent qualified asset managers).

                              Because we may be considered a party in interest with respect to many Plans, the PLUS may not be purchased, held or disposed of by any Plan, any entity whose underlying assets include "plan assets" by reason of any Plan's investment in the entity (a "Plan Asset
                              Entity") or any person investing "plan assets" of any Plan, unless such purchase, holding or disposition is eligible for exemptive relief, including relief available under PTCE
                              96-23, 95-60, 91-38, 90-1, or 84-14 or such purchase, holding or disposition is otherwise not prohibited. Any purchaser, including any fiduciary purchasing on behalf of a Plan, transferee or holder of the PLUS will be deemed to have represented, in its corporate and its fiduciary capacity, by its purchase and holding of the PLUS that either (a) it is not a Plan or a Plan Asset Entity, is not purchasing such securities on behalf of or with
                              "plan assets" of any Plan, or with any assets of a governmental or church plan that is subject to any federal, state or local law that is substantially similar to the provisions of Section 406 of ERISA or Section 4975 of the Code or (b) its purchase, holding and disposition are eligible for exemptive relief or such purchase, holding and disposition are not prohibited by ERISA or Section 4975 of the Code (or in the case of a governmental or church plan, any substantially similar federal, state or local law).

                              Under ERISA, assets of a Plan may include assets held in the general account of an insurance company which has issued an insurance policy to such plan or assets of an entity in which the Plan has invested. Accordingly, insurance company general accounts that include assets of a Plan must ensure that one of the foregoing exemptions is available.
                              Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the PLUS on behalf of or with "plan assets" of any Plan consult with their counsel regarding the availability of exemptive relief under PTCEs 96-23, 95-60, 91-38, 90-1 or 84-14.

                                                         PS-23

                              Purchasers of the PLUS have exclusive responsibility for ensuring that their purchase, holding and disposition of the PLUS do not violate the prohibited transaction rules of
                              ERISA or the Code or similar regulations applicable to governmental or church plans, as described above.

United States Federal
  Income Taxation..........   The following summary is based on the advice of Davis Polk & Wardwell, our counsel ("Tax
                              Counsel"), and is a general discussion of the principal potential U.S. federal income tax consequences to initial investors in the PLUS that (i) purchase the PLUS at their Issue
                              Price and (ii) will hold the PLUS as capital assets within the meaning of Section 1221 of the Code. This summary is based on the Code, administrative pronouncements, judicial decisions and currently effective and proposed Treasury regulations, all as of the date hereof, changes to any of which subsequent to the date of this pricing supplement may affect the tax consequences described herein. This summary does not address all aspects of
                              U.S. federal income taxation that may be relevant to a particular investor in light of the investor's individual circumstances or to investors subject to special treatment under the
                              U.S. federal income tax laws, such as:

                              o    certain financial institutions;

                              o    insurance companies;

                              o    dealers in securities or foreign currencies;

                              o    investors holding the PLUS as part of a hedging or any similar transaction;

                              o    U.S. Holders, as defined below, whose functional currency is not the U.S. dollar;

                              o    Partnerships or other entities classified as partnerships for U.S. federal income tax purposes;

                              o    regulated investment companies;

                              o    real estate investment trusts;

                              o    investors subject to the alternative minimum tax;

                              o    nonresident alien individuals who have lost their U.S. citizenship or who have ceased to be taxed as U.S. resident aliens;

                              o    corporations that are treated as controlled foreign corporations or passive foreign investment companies;

                              o    Non-U.S. Holders, as defined below, that are owned or controlled by persons subject to U.S. federal income tax;

                              o    Non-U.S. Holders for whom income or gain in respect of the PLUS is effectively connected with a trade or business in the United States;

                              o    Non-U.S. Holders who are individuals having a "tax home" (as defined in Section
                                   911(d)(3) of the Code) in the United States; and

                              o    Non-U.S. Holders that hold, or will hold, actually or constructively, more than 5% of the PLUS or more than 5% of any component Stock.

                              As the law applicable to the U.S. federal income taxation of instruments such as the PLUS is technical and complex, the discussion below necessarily represents only a general summary. Moreover, the effect of any applicable state, local or foreign tax laws is not discussed.

                                                         PS-24

                              If you are considering purchasing the PLUS, you are urged to consult your own tax advisors with regard to the application of the U.S. federal income tax laws to your particular situation as well as any tax consequences arising under any state, local or foreign taxing jurisdiction.

                              General

                              Pursuant to the terms of the PLUS, we and every investor in the PLUS agree (in the absence of an administrative determination or judicial ruling to the contrary) to characterize a
                              PLUS for all tax purposes as a single financial contract with respect to the Index that
                              (i) requires the investor to pay us at inception an amount equal to the purchase price of the PLUS and (ii) entitles the investor to receive at maturity an amount in cash based upon the performance of the Index. The characterization of the PLUS described above is not, however, binding on the IRS or the courts. No statutory, judicial or administrative authority directly addresses the characterization of the PLUS (or of similar instruments)
                              for U.S. federal income tax purposes, and no ruling is being requested from the IRS with respect to their proper characterization and treatment.

                              Due to the absence of authorities that directly address the PLUS (or similar instruments),
                              Tax Counsel is unable to render an opinion as to whether the U.S. federal income tax characterization of the PLUS stated above should be respected. Significant aspects of the
                              U.S. federal income tax consequences of an investment in the PLUS are uncertain, and no assurance can be given that the IRS or the courts will agree with the characterization and tax treatment described herein. Accordingly, you are urged to consult your own tax advisors regarding all aspects of the U.S. federal tax consequences of an investment in the PLUS (including possible alternative characterizations of the PLUS) and regarding any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction. Unless otherwise stated, the following discussion is based on the characterization described above.

                              U.S. Holders

                              As used herein, the term "U.S. Holder" means, for U.S. federal income tax purposes, a beneficial owner of a PLUS that is:

                              o    a citizen or resident of the United States;

                              o    a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States or any political subdivision thereof; or

                              o    an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

                                                         PS-25

                              Tax Treatment of the PLUS

                              Assuming the characterization of the PLUS as set forth above, Tax Counsel believes that the following U.S. federal income tax consequences should result.

                              Tax basis. A U.S. Holder's tax basis in the PLUS will equal the amount paid by the U.S.
                              Holder to acquire the PLUS.

                              Settlement of the PLUS at maturity. Upon receipt of cash at maturity, a U.S. Holder generally will recognize long-term capital gain or loss equal to the difference between the amount of cash received and the U.S. Holder's tax basis in the PLUS.

                              Sale or exchange of the PLUS. Upon a sale or exchange of the PLUS prior to their maturity, a U.S. Holder will generally recognize capital gain or loss equal to the difference between the amount realized on the sale or exchange and the U.S. Holder's tax basis in the
                              PLUS sold or exchanged. This gain or loss will generally be long-term capital gain or loss if the U.S. Holder held the PLUS for more than one year at the time of disposition.

                              Possible Alternative Tax Treatments of an Investment in the PLUS

                              Due to the absence of authorities that directly address the proper tax treatment of the
                              PLUS, no assurance can be given that the IRS will accept, or that a court will uphold, the characterization and treatment described above. In particular, the IRS could seek to analyze the U.S. federal income tax consequences of owning the PLUS under Treasury regulations governing contingent payment debt instruments (the "Contingent Debt
                              Regulations").

                              If the IRS were successful in asserting that the Contingent Debt Regulations applied to the PLUS, the timing and character of income thereon would be significantly affected.
                              Among other things, a U.S. Holder would be required to accrue original issue discount on the PLUS every year at a "comparable yield" determined at the time of their issuance.
                              Furthermore, any gain realized by a U.S. Holder at maturity or upon a sale or other disposition of the PLUS would generally be treated as ordinary income, and any loss realized at maturity would be treated as ordinary loss to the extent of the U.S. Holder's prior accruals of original issue discount, and as capital loss thereafter.

                              Even if the Contingent Debt Regulations do not apply to the PLUS, other alternative federal income tax characterizations of the PLUS are possible which, if applied, could also affect the timing and the character of the income or loss with respect to the PLUS.
                              It is possible, for example, that a PLUS could be treated as a unit consisting of a loan and a forward contract, in which case a U.S. Holder would be required to accrue original issue discount as income on a current basis. Accordingly, prospective investors are urged to consult their own tax advisors regarding all aspects of the U.S. federal income tax consequences of an investment in the PLUS.

                                                         PS-26

                              Backup Withholding and Information Reporting

                              Backup withholding may apply in respect of the amounts paid to a U.S. Holder, unless such
                              U.S. Holder provides proof of an applicable exemption or a correct taxpayer identification number, or otherwise complies with applicable requirements of the backup withholding rules. The amounts withheld under the backup withholding rules are not an additional tax and may be refunded, or credited against the U.S. Holder's U.S. federal income tax liability, provided that the required information is furnished to the IRS. In addition, information returns will be filed with the IRS in connection with payments on the PLUS and the proceeds from a sale or other disposition of the PLUS, unless the U.S. Holder provides proof of an applicable exemption from the information reporting rules.

                              Non-U.S. Holders

                              The discussion under this heading applies to you only if you are a "Non-U.S. Holder." A
                              Non-U.S. Holder means, for U.S. federal income tax purposes, a beneficial owner of a PLUS that is:

                              o    an individual who is classified as a nonresident alien ("Non-Resident Alien
                                   Individual");

                              o    a foreign corporation; or

                              o    a foreign trust or estate.

                              Tax Treatment upon Maturity, Sale, Exchange or Disposition of a PLUS. Assuming our
                              characterization of the PLUS is respected, a Non-U.S. Holder of the PLUS will not be subject to U.S. federal income or withholding tax in respect of amounts paid to the
                              Non-U.S. Holder, except that gain from the sale or exchange of the PLUS or their settlement at maturity may be subject to U.S. federal income tax if such Non-U.S. Holder is a Non-Resident Alien Individual and is present in the United States for 183 days or more during the taxable year of the sale or exchange (or settlement at maturity) and certain other conditions are satisfied.

                              If all or any portion of a PLUS were recharacterized as a debt instrument, any payment made to a Non-U.S. Holder with respect to the PLUS would not be subject to U.S. federal withholding tax, provided that the IRS Form W-8BEN certification requirements described below under "--Backup Withholding and Information Reporting" were satisfied and such
                              Non-U.S. Holder did not own, actually or constructively, 10 percent or more of the total combined voting power of all classes of stock of Morgan Stanley entitled to vote and was not a bank receiving interest described in Section 881(c)(3)(A) of the Code.

                              U.S. Federal Estate Tax. Non-U.S. Holders who are individuals, and entities the property of which is potentially includible in the gross estate of a non-U.S. individual for U.S.
                              federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers), should note that, absent an applicable treaty benefit, the PLUS are likely to be treated as U.S. situs property subject to

                                                         PS-27

                              U.S. federal estate tax. Prospective investors that are non-U.S. individuals, or are entities of the type described above, are urged to consult their own tax advisors regarding the U.S. federal estate tax consequences of investing in the PLUS.

                              Backup Withholding and Information Reporting. Information returns may be filed with the
                              IRS in connection with the payment on the PLUS at maturity as well as in connection with the proceeds from a sale, exchange or other disposition. A Non-U.S. Holder may be subject to backup withholding in respect of amounts paid to the Non-U.S. Holder, unless such
                              Non-U.S. Holder complies with certain certification procedures establishing that it is not a U.S. person for U.S. federal income tax purposes (e.g., by providing a completed IRS
                              Form W-8BEN certifying, under penalties of perjury, that such Non-U.S. Holder is not a
                              U.S. person) or otherwise establishes an exemption. The amount of any backup withholding from a payment to a Non-U.S. Holder will be allowed as a credit against the Non-U.S.
                              Holder's U.S. federal income tax liability and may entitle the Non-U.S. Holder to a refund, provided that the required information is furnished to the IRS.

                                                         PS-28